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                                      EXHIBIT 21
                            TO ANNUAL REPORT ON FORM 10-K

                            Subsidiaries of the Registrant.

                             Stock Yards Bank & Trust Company
                             1040 East Main Street
                             Louisville, Kentucky 40206